SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01                   Regulation FD Disclosure

On January 2, 2013 we disclosed our partnership with the Cooperative of American Physicians, Inc. to offer a new liability protection product, CAPAssurance, designed to meet the unique needs of hospitals and other medical facilities in California. With the establishment of CAPAssurance, we are entering into a prospective business arrangement that we anticipate will allow ProAssurance to grow the premium that we already write in California. We are not acquiring or committing to acquire a material amount of assets or a book of business under this arrangement. As this is prospective for both parties, neither we, nor CAP, can predict with any certainty, how much business we will write as a result of this joint effort. A copy of the news release announcing the closing of this transaction is included as Exhibit 99.1 and included in this Item by reference.

Item 9.01 Financial Statements and Exhibits
99.1   News release disclosing our partnership with the Cooperative of American Physicians, Inc. to offer a new liability protection product, CAPAssurance, designed to meet the unique needs of hospitals and other medical facilities in California.

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. These exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise    subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2013

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President